                                                  SECURITIES AND EXCHANGE COMMISSION

                                                        Washington, D.C. 20549

                                                               Form 8-K

                                                            CURRENT REPORT

                                                Pursuant to Section 13 or 15(d) of the

                                                    Securities Exchange Act of 1934

                                  Date of report (Date of earliest event reported) November 29, 2000

                                                       Navigant Consulting, Inc.

                                        (Exact Name of Registrant as Specified in Its Charter)

Delaware                                    0-28830                    36-4094854
(State or Other Jurisdiction               (Commission                 (IRS Employer
of Incorporation)                           File Number)                Identification No.)

                                                         615 N. Wabash, Chicago, IL 60611
                                                (Address of Principal Executive Offices) (Zip Code)

                                                               (312) 573-5600
                                                 (Registrants Telephone number, including area code)

                                                                        N/A
                                           (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

On Friday, December 1, 2000, the United States District Court for the Northern District of Illinois granted preliminary approval to the proposed settlement of the consolidated shareholder class action, Stearns v. Navigant Consulting, Inc., et al., and established a schedule leading to a hearing on March 22, 2001 with respect to the fairness and final approval of the proposed settlement.

On Thursday, November 30, 2000, the Companys shareholders reelected Peter Pond to a new three year term as a member of the Board of
Directors, and also approved the other two proxy proposals relating to certain amendments to the Companys employee stock purchase plan and its long-term incentive plan.

On Wednesday, November 29, 2000, the Company was served with a lawsuit filed in the Circuit Court of Cook County, Illinois by two former officers, Stephen Denari and Charles Demirjian, who are individual defendants in the consolidated shareholder class action.
The lawsuit names as defendants the Company, three of its directors, its auditors, KPMG L.L.P., one of the Companys law firms,
Winston and Strawn and one of its insurers, Genesis Insurance Company.  The lawsuit seeks injunctive relief from the circuit court prohibiting Genesis from giving up its subrogation rights against KPMG and others as provided in the proposed settlement of the consolidated shareholder class action.  The plaintiffs also seek compensatory and punitive damages in an unspecified amount from the defendants other than Genesis based on various legal theories including defamation, conspiracy to defame, tortious interference, breach of contract, breach of fiduciary duty, legal malpractice and negligent misrepresentation.  The Company believes that these claims are without merit and will defend itself vigorously.

                                                              SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                              NAVIGANT CONSULTING, INC.

Date: December 5, 2000                      By: /s/  Philip S. Steptoe
                                                -------------------------------
                                                Name: Philip S. Steptoe
                                                Title: Vice President, General Counsel and Secretary